Exhibit 99.1

NEWS RELEASE

Media Contact:	Investor Relations Contact:
Jeremy D. King	Dana Nolan
Regions Bank	Regions Bank
205-264-4551	205-264-7040

Regions News Online: regions.doingmoretoday.com

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Regions Bank Closes on its Acquisition of Home Improvement Lender EnerBank USA

Addition of EnerBank accelerates Regions’ strategy to serve as the premier lender to homeowners.

BIRMINGHAM, Ala. – Oct. 1, 2021 – Regions Bank on Friday announced it has completed its acquisition of home improvement lender EnerBank USA. EnerBank is one of America’s largest point-of-sale lenders serving homeowners and contractors through a series of loan programs and digital solutions that support a wide range of home improvement needs.

“The addition of EnerBank’s exceptional team and leading-edge technology will help Regions deliver even greater value to customers who are seeking convenient, competitive solutions for efficiently financing home improvement needs,” said Scott Peters, senior executive vice president and head of the Consumer Banking Group for Regions Bank. “In recent years, we have seen tremendous demand not only for mortgage and refinancing solutions but also for new options to finance upgrades people are making to their homes. The services provided by EnerBank will enable Regions to deliver a more complete range of options as part of our focus on serving as the premier lender to homeowners.”

Through its nationwide reach, EnerBank USA has served more than one million homeowners since its inception and currently works with over 10,000 contractors by offering mobile, online, and phone-based point-of-sale lending options. Lending services are delivered directly to homeowners at the point of sale via contractors who are part of EnerBank’s national network.

Over time, the EnerBank USA name will consolidate into the Regions Bank brand. The EnerBank team will remain based primarily in Salt Lake City, Utah, under the leadership of Charlie Knadler and will join Regions as part of the Consumer Banking Group.

“EnerBank USA has built a competitive edge by delivering point-of-sale loan programs that enable homeowners to make needed improvements while helping contractors offer attractive payment options to the people they serve,” Knadler said. “Now, combined with the resources and backing of Regions Bank, we are poised for even further growth. We share Regions’ commitment to innovation and superior service, and together, we will deliver even greater value to homeowners and home improvement professionals nationwide.”

The EnerBank team includes approximately 485 associates. The company has served homeowners and contractors in all 50 states, with particular strength in much of Regions’ retail banking footprint across the South, Midwest, and Texas. Before its acquisition by Regions Bank, EnerBank USA was a wholly owned subsidiary of CMS Energy Corporation.

About Regions Financial Corporation

Regions Financial Corporation (NYSE:RF), with $156 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, and mortgage products and services. Regions serves customers across the South, Midwest, and Texas, and through its subsidiary, Regions Bank, operates more than 1,300 banking offices and approximately 2,000 ATMs. Regions Bank is an Equal Housing Lender and Member FDIC. Additional information about Regions and its full line of products and services can be found at www.regions.com.

About EnerBank USA – America’s Home Improvement Lender of Choice

EnerBank USA® is the largest specialized home improvement FDIC-insured bank in the country, providing home improvement loans through strategic business partners and independent home improvement contractors. The company works hand-in-hand with manufacturers, distributors, franchisors, and major retailers of home improvement, remodeling, and energy-saving products and services. EnerBank’s mission is to grow contractors’ businesses by increasing leads, boosting close rates, and growing average job size, while helping homeowners fulfill their home improvement dreams. The company’s Mobile Loan App makes receiving lending approvals and funding requests quick and easy. Learn more at enerbank.com.

Forward-Looking Statements

This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions Financial’s current views with respect to future events and financial performance. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objective,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Regions Financial’s actual results to differ from those described in the forward-looking statements herein include: expected synergies, cost savings, and other financial or other benefits of the EnerBank transaction might not be realized within the expected timeframes or might be less than projected; difficulties in integrating EnerBank’s business; inability of Regions to effectively cross-sell products to EnerBank’s customers; the continued or potential effects of the COVID-19 pandemic and related variants and mutations on Regions Financial’s business, financial condition, and results of operations; and risks identified in Regions Financial’s Annual Report on Form 10-K for the year ended December 31, 2020, and our subsequent filings with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such filings describe additional factors that could impact Regions Financial’s business, financial performance, and consummated acquisition transactions, including the EnerBank transaction. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

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